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                                               [BAKER HUGHES LOGO APPEARS HERE]

NEWS RELEASE

Contact:                                             Baker Hughes Incorporated
Gary R. Flaharty (713) 439-8039                                  P.O. Box 4740
gary.flaharty@bakerhughes.com                        Houston, Texas 77210-4740
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Kyle J. Leak (713) 439-8042
kyle.leak@bakerhughes.com
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BAKER HUGHES SELLS BIRD MACHINE

HOUSTON, January 12, 2004. Baker Hughes Incorporated (NYSE: BHI; PCX; EBS) announced today that it has completed the sale to Andritz of Bird Machine ("Bird"), which was the remaining operating division of its Process segment. The sale excludes certain accounts receivable, inventories and other assets that are being retained by the company.

In October 2003, the company signed a definitive agreement for the sale of BIRD and recorded charges totaling $35.5 million, net of tax of $9.4 million. The company expects to record additional pre-tax charges totaling between $5.0 million and $7.0 million (between $4.0 and $6.0 million after tax) in conjunction with this transaction in the fourth quarter of 2003 and the first quarter of 2004.

        (c)      Forward Looking Statement

This news release (and oral statements made regarding the subject of this release) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The word "expects" and similar expressions are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from the preliminary estimates in our forward-looking statements. The Company's expectations with regard to accounting matters are subject to various factors and conditions. These forward-looking-statements are also affected by the risk factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and those set forth from time to time in our filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information referenced in this press release. The documents are available through the Company's web site or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.

Baker Hughes is a leading provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry.

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                       NOT INTENDED FOR BENEFICIAL HOLDERS


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